Exhibit 99.1

News Release

For immediate release:

Contact:	(Investors)	(Media)
	Jerry Richards	Anna Torma
	509.835.1521	509.835.1558

PotlatchDeltic Corporation Reports Fourth Quarter and Full Year 2022 Results

SPOKANE, Wash., January 30, 2023 (BUSINESS WIRE) – PotlatchDeltic Corporation (Nasdaq: PCH) today reported net income of $3.8 million, or $0.05 per diluted share, on revenues of $253.1 million for the quarter ended December 31, 2022. Excluding after tax special items consisting of CatchMark merger related expenses and an environmental charge, adjusted net income was $9.3 million, or $0.12 per diluted share for the fourth quarter of 2022. Net income was $39.2 million, or $0.58 per diluted share, on revenues of $248.4 million for the quarter ended December 31, 2021. Excluding a net loss on fire damage, adjusted net income was $39.9 million, or $0.59 per diluted share for the fourth quarter of 2021.

Net income for the full year 2022 was $333.9 million, or $4.58 per diluted share, on revenues of $1.3 billion. Excluding after tax special items consisting of a pension settlement charge, a gain on insurance recoveries, CatchMark merger related expenses and an environmental charge, adjusted net income was $350.0 million, or $4.80 per diluted share for 2022. Net income for the full year 2021 was $423.9 million, or $6.26 per diluted share, on revenues of $1.3 billion. Excluding a net gain on insurance recoveries, adjusted net income was $421.4 million, or $6.22 per diluted share for 2021.

2022 Highlights

•
Generated Total Adjusted EBITDDA of $574.1 million and Total Adjusted EBITDDA margin of 43%
•
Acquired CatchMark Timber Trust, Inc. adding nearly 350,000 acres of superior site index southern timberlands
•
Also acquired 46,000 acres of well stocked timberlands in three bolt-on transactions
•
Announced $131 million expansion and modernization of Waldo, Arkansas sawmill
•
Rebuilt and restarted the large log line at the Ola, Arkansas sawmill
•
Returned $208 million to shareholders through regular dividends and a Q4 special dividend
•
Repurchased 1.2 million shares for $55 million, or $45 per share
•
Maintained strong liquidity position of $643 million as of December 31, 2022

“Each of our businesses delivered exceptional results in 2022 leading to our second highest Total Adjusted EBITDDA on record and marking our third straight year of very strong financial performance,” said Eric Cremers, president and chief executive officer. “2022 was also a very active year for successfully deploying capital, including acquiring nearly 400,000 acres of high-quality timberland and committing to expand and modernize our Waldo, Arkansas sawmill. Additionally, we returned $263 million to shareholders in 2022, including $55 million of share repurchases and a $76 million special dividend. With our disciplined capital allocation strategy and our strong balance sheet and liquidity we are well positioned to continue increasing shareholder value,” stated Mr. Cremers.

Financial Highlights

(in millions, except per share data - unaudited)	Q4 2022	Q3 2022	Q4 2021
Revenues	$253.1	$306.7	$248.4
Net income	$3.8	$46.0	$39.2
Weighted average shares outstanding, diluted (in thousands)	80,578	71,632	67,974
Net income per diluted share	$0.05	$0.64	$0.58

Adjusted Net Income	$9.3	$53.2	$39.9
Adjusted Net Income Per Diluted Share	$0.12	$0.74	$0.59

Total Adjusted EBITDDA	$52.3	$101.1	$75.7
Dividends per share[1]	$1.40	$0.44	$4.44
Net cash from operations	$33.5	$80.3	$51.6
Cash and cash equivalents	$343.8	$484.0	$296.2

1 The regular dividend was increased 2.3% to $0.45 per quarter in Q4 2022 and a special dividend of $0.95 and $4.00 per share was paid in Q4 2022 and 2021, respectively.

Business Performance: Q4 2022 vs. Q3 2022

Timberlands

Fourth Quarter 2022 Highlights

•
Timberlands Adjusted EBITDDA decreased $13.9 million from Q3 2022
•
Northern sawlog prices decreased 18% due primarily to lower indexed sawlog prices
•
A seasonal decline in Southern harvest volumes was moderated by the first full quarter of CatchMark operations
•
Southern sawlog prices increased 3%, reflecting the addition of strong CatchMark markets
•
Higher log & haul costs were primarily due to inflationary pressures, including increased diesel costs

(in millions - unaudited)	Q4 2022	Q3 2022	$ Change
Timberlands Revenues	$121.9	$134.6	$(12.7)

Timberlands Adjusted EBITDDA	$50.6	$64.5	$(13.9)

Wood Products

Fourth Quarter 2022 Highlights

•
Wood Products Adjusted EBITDDA decreased $28.9 million from Q3 2022
•
Average lumber price decreased 17% to $473 per MBF in Q4 2022
•
Lumber production declined in Q4 2022 leading to lower fixed cost absorption
•
Log costs decreased primarily due to lower index pricing in Idaho
•
Plywood shipments and price realizations declined on lower demand

(in millions - unaudited)	Q4 2022	Q3 2022	$ Change
Wood Products Revenues	$156.8	$193.4	$(36.6)

Wood Products Adjusted EBITDDA	$2.4	$31.3	$(28.9)

Real Estate

Fourth Quarter 2022 Highlights

•
Real Estate Adjusted EBITDDA decreased $6.9 million from Q3 2022
•
Sold 1,329 acres of rural land at an average price of $2,837 per acre
•
Sold 24 residential lots at an average price of $132,000 per lot
•
Sold 5 commercial acres at an average of $437,407 per acre

(in millions - unaudited)	Q4 2022	Q3 2022	$ Change
Real Estate Revenues	$11.7	$19.0	$(7.3)

Real Estate Adjusted EBITDDA	$7.2	$14.1	$(6.9)

Outlook

“While higher interest rates and their expected impact on housing starts are expected to create headwinds for our operating results in 2023, we continue to remain very bullish on long-term housing-related fundamentals that drive demand in our business. We are encouraged by the recent increase in lumber prices and improvement in housing affordability. During 2023, we expect to harvest 7.7 million tons in our Timberlands segment, ship around 1.1 billion board feet in lumber in our Wood Products segment and sell about 18,000 rural acres and 150 residential lots in our Real Estate segment,” stated Mr. Cremers.

Non-GAAP Measures

This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP.

Management uses Adjusted EBITDDA to evaluate the performance of the company. This is a non-GAAP measure that represents EBITDDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses.

Adjusted Net Income and Adjusted Net Income Per Diluted Share are non-GAAP measures that represent GAAP net income and GAAP net income per diluted share before certain items that impact the ability of investors, securities analysts and other interested parties to compare the performance of our business, either period-over-period or with other businesses.

Reconciliations to GAAP are set forth in the accompanying schedules.

Conference Call Information

A live conference call and webcast will be held Tuesday, January 31, 2023, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). Investors may access the webcast at www.potlatchdeltic.com by clicking on the Investors link or by conference call at 1-888-510-2008 for U.S./Canada and 1-646-960-0306 for international callers. Participants will be asked to provide conference I.D. number 7281983. Supplemental materials that will be discussed during the call are available on the website.

A replay of the conference call will be available two hours following the call until February 7, 2023, by calling 1-800-770-2030 for U.S./Canada or 1-647-362-9199 for international callers. Callers must enter conference I.D. number 7281983 to access the replay.

About PotlatchDeltic

PotlatchDeltic (Nasdaq: PCH) is a leading Real Estate Investment Trust (REIT) that owns nearly 2.2 million acres of timberlands in Alabama, Arkansas, Georgia, Idaho, Louisiana, Mississippi and South Carolina. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest management, is committed to environmental and social responsibility and to responsible governance. More information can be found at www.potlatchdeltic.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including without limitation, our expectations regarding the company’s revenues, costs and expenses; expected liquidity; the U.S. economic condition, including the housing market and long-term housing-related fundamentals; the success of the company’s business strategies; the strength of the timber markets associated with the merger with CatchMark Timber Trust, Inc.; the company’s capital allocation strategies; favorable capital structure and strong balance sheet; the company’s FY 2023 outlook relating to its timber harvest volumes, lumber shipment volumes and prices, and real estate sales; expected successful implementation of our Waldo, Arkansas sawmill modernization; and similar matters. Words such as “anticipate,” “assumes,” “believe,” “can,” “could,” “estimate,” “expect,” “future,” “goal,” “intend,” “may,” “on track,” “plan,” “potential,” “predicting,” “project,” “schedule,” “seek,” “should,” “target,” “will,” and similar expressions are intended to identify such forward-looking statements. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond PotlatchDeltic’s control, including the impact of pandemic disease on our business, suppliers, customers and employees; changes in the U.S. housing market; changes in timberland values; changes in timber harvest levels on the company's lands; changes in timber prices; changes in policy regarding governmental timber sales; availability of logging contractors and shipping capacity; changes in the United States and international economies and effects on our customers and suppliers; changes in interest rates, credit availability, and homebuyers’ ability to qualify for mortgages; availability of labor and developable land; changes in the level of construction and remodeling activity; changes in foreign demand; changes in tariffs, quotas and trade agreements involving wood products; currency fluctuation; changes in demand for our products and real estate; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; disruptions or inefficiencies in our supply chain and/or operations; changes in general and industry-specific environmental laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; fires at our facilities and on our timberland and other catastrophic events; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; transportation shortages and disruptions; share price; the successful execution of the company’s strategic plans; the company’s ability and its contractors’ ability to implement the modernization plan for the Waldo sawmill; the company’s ability to meet expectations for the Ola sawmill’s new large log line; and the other factors described in PotlatchDeltic’s Annual Report on Form 10-K and in the company’s other filings with the SEC. PotlatchDeltic assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

PotlatchDeltic Corporation

Condensed Consolidated Statements of Operations

Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2022	2022	2021	2022	2021
Revenues	$253,140	$306,693	$248,406	$1,330,780	$1,337,435
Costs and expenses:
Cost of goods sold	214,765	220,876	178,163	806,822	715,846
Selling, general and administrative expenses	20,922	18,878	18,650	76,506	73,432
CatchMark merger-related expenses	1,318	26,007	—	27,325	—
Environmental charge	5,550	—	—	5,550	—
(Gain) loss on fire damage	—	(24,913)	1,033	(34,505)	(3,361)
	242,555	240,848	197,846	881,698	785,917
Operating income	10,585	65,845	50,560	449,082	551,518
Interest expense, net	(8,807)	(8,280)	(8,861)	(27,400)	(29,275)
Pension settlement charge	—	—	—	(14,165)	—
Non-operating pension and other postretirement costs	(2,592)	(1,808)	(3,271)	(8,138)	(13,227)
Other	(66)	(1)	—	(67)	—
(Loss) income before income taxes	(880)	55,756	38,428	399,312	509,016
Income taxes	4,723	(9,801)	754	(65,412)	(85,156)
Net income	$3,843	$45,955	$39,182	$333,900	$423,860

Net income per share:
Basic	$0.05	$0.64	$0.58	$4.59	$6.29
Diluted	$0.05	$0.64	$0.58	$4.58	$6.26
Dividends per share[1]	$1.40	$0.44	$4.44	$2.72	$5.67
Weighted-average shares outstanding (in thousands):			.
Basic	80,356	71,486	67,572	72,740	67,352
Diluted	80,578	71,632	67,974	72,922	67,719

1 The regular dividend was increased 2.3% to $0.45 per quarter in Q4 2022 and a special dividend of $0.95 and $4.00 per share was paid in Q4 2022 and 2021, respectively.

PotlatchDeltic Corporation

Condensed Consolidated Balance Sheets

Unaudited

	At December 31,
(in thousands, except per share amounts)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$343,809	$296,151
Customer receivables, net	22,813	31,028
Inventories, net	67,958	72,369
Other current assets	36,955	21,630
Total current assets	471,535	421,178
Property, plant and equipment, net	318,184	292,320
Investment in real estate held for development and sale	55,490	65,604
Timber and timberlands, net	2,508,372	1,682,671
Intangible assets, net	17,420	15,491
Other long-term assets	179,554	57,951
Total assets	$3,550,555	$2,535,215

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$94,861	$78,209
Current portion of long-term debt	39,979	42,977
Current portion of pension and other postretirement employee benefits	4,926	4,993
Total current liabilities	139,766	126,179
Long-term debt	992,701	715,279
Pension and other postretirement employee benefits	77,396	83,674
Deferred tax liabilities, net	41,790	34,874
Other long-term obligations	35,749	49,076
Total liabilities	1,287,402	1,009,082
Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value	79,683	69,064
Additional paid-in capital	2,294,797	1,781,217
Accumulated deficit	(208,979)	(280,910)
Accumulated other comprehensive income (loss)	97,652	(43,238)
Total stockholders’ equity	2,263,153	1,526,133
Total liabilities and stockholders' equity	$3,550,555	$2,535,215

PotlatchDeltic Corporation

Condensed Consolidated Statements of Cash Flows

Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands)	2022	2022	2021	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,843	$45,955	$39,182	$333,900	$423,860
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	30,274	27,707	20,060	98,234	77,425
Basis of real estate sold	4,897	6,845	4,627	29,921	27,360
Change in deferred taxes	(3,898)	730	(3,196)	(5,257)	25
Pension and other postretirement benefits	4,323	3,539	5,484	15,259	22,079
Pension settlement charge	—	—	—	14,165	—
Equity-based compensation expense	2,356	11,717	2,262	18,497	8,607
(Gain) loss on fire damage	—	(24,913)	1,033	(34,505)	(3,361)
Other, net	(780)	144	(270)	(1,235)	363
Change in working capital and operating-related activities, net	(4,660)	(5,901)	(13,117)	9,411	(33,199)
Real estate development expenditures	(1,116)	(1,796)	(2,795)	(8,102)	(9,229)
Funding of pension and other postretirement employee benefits	(1,775)	(1,026)	(1,626)	(5,065)	(9,044)
Proceeds from insurance recoveries	—	17,250	—	26,678	—
Net cash from operating activities	33,464	80,251	51,644	491,901	504,886

CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment additions	(12,976)	(7,223)	(12,656)	(56,976)	(38,947)
Timberlands reforestation and roads	(5,498)	(3,832)	(4,165)	(17,718)	(16,401)
Acquisition of timber and timberlands	(14,029)	(53,863)	(17,616)	(110,110)	(20,066)
Proceeds from property insurance	8,750	—	1,750	8,750	15,000
Cash acquired in CatchMark merger	—	23,571	—	23,571	—
Other, net	4,028	2,318	276	4,963	1,269
Net cash from investing activities	(19,725)	(39,029)	(32,411)	(147,520)	(59,145)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to common stockholders	(111,555)	(35,530)	(305,779)	(208,133)	(388,241)
Repurchase of common stock	(50,022)	(371)	—	(54,549)	—
Proceeds from long-term debt	40,000	277,500	40,000	317,500	40,000
Repayment of long-term debt	(40,000)	(300,000)	(46,366)	(343,000)	(46,366)
Other, net	(1,260)	(4,026)	(3,083)	(7,380)	(6,702)
Net cash from financing activities	(162,837)	(62,427)	(315,228)	(295,562)	(401,309)
Change in cash, cash equivalents and restricted cash	(149,098)	(21,205)	(295,995)	48,819	44,432
Cash, cash equivalents and restricted cash at beginning of period	494,689	515,894	592,767	296,772	252,340

Cash, cash equivalents and restricted cash at end of period[1]	$345,591	$494,689	$296,772	$345,591	$296,772

1 Includes $1.8 million, $10.7 million and $0.6 million at December 31, 2022, September 30, 2022 and December 31, 2021, respectively, intended to be reinvested in timber and timberlands and classified as restricted cash in Other long-term assets in the Condensed Consolidated Balance Sheets.

PotlatchDeltic Corporation

Segment Information

Unaudited

	Three months ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands)	2022	2022	2021	2022	2021
Revenues
Timberlands	$121,871	$134,576	$86,772	$485,590	$449,447
Wood Products	156,805	193,431	174,158	912,612	988,888
Real Estate	11,682	19,008	14,005	91,491	63,813
	290,358	347,015	274,935	1,489,693	1,502,148
Intersegment Timberlands revenues	(37,218)	(40,322)	(26,529)	(158,913)	(164,713)
Consolidated revenues	$253,140	$306,693	$248,406	$1,330,780	$1,337,435

Adjusted EBITDDA[1]
Timberlands	$50,567	$64,482	$41,804	$249,373	$262,944
Wood Products	2,442	31,258	37,204	290,907	393,858
Real Estate	7,178	14,140	10,007	73,258	47,457
Corporate	(13,189)	(12,629)	(12,365)	(49,314)	(47,393)
Eliminations and adjustments	5,335	3,839	(932)	9,931	(3,995)
Total Adjusted EBITDDA	52,333	101,090	75,718	574,155	652,871
Interest expense, net[2]	(8,807)	(8,280)	(8,861)	(27,400)	(29,275)
Depreciation, depletion and amortization	(29,862)	(27,329)	(19,477)	(96,700)	(75,633)
Basis of real estate sold	(4,897)	(6,845)	(4,627)	(29,921)	(27,360)
CatchMark merger-related expenses	(1,318)	(26,007)	—	(27,325)	—
Environmental charge	(5,550)	—	—	(5,550)	—
Gain (loss) on fire damage	—	24,913	(1,033)	34,505	3,361
Pension settlement charge	—	—	—	(14,165)	—
Non-operating pension and other postretirement employee benefits	(2,592)	(1,808)	(3,271)	(8,138)	(13,227)
(Loss) gain on fixed assets	(121)	23	(21)	(82)	(1,721)
Other	(66)	(1)	—	(67)	—
(Loss) income before income taxes	$(880)	$55,756	$38,428	$399,312	$509,016

Depreciation, depletion and amortization
Timberlands	$18,845	$16,963	$11,611	$59,532	$45,403
Wood Products	10,727	10,069	7,541	35,953	28,802
Real Estate	177	175	163	695	640
Corporate	113	122	162	520	788
	29,862	27,329	19,477	96,700	75,633
Bond discounts and deferred loan fees[2]	412	378	583	1,534	1,792
Total depreciation, depletion and amortization	$30,274	$27,707	$20,060	$98,234	$77,425

Basis of real estate sold
Real Estate	$4,899	$6,845	$4,630	$29,932	$27,381
Eliminations and adjustments	(2)	—	(3)	(11)	(21)
Total basis of real estate sold	$4,897	$6,845	$4,627	$29,921	$27,360

1 Management uses Adjusted EBITDDA to evaluate company and segment performance. See the reconciliation of Total Adjusted EBITDDA below.

2 Bond discounts and deferred loan fees are included in interest expense, net in the Condensed Consolidated Statements of Operations.

PotlatchDeltic Corporation

Reconciliations

Unaudited

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2022	2022	2021	2022	2021
Adjusted EBITDDA
Net income (GAAP)	$3,843	$45,955	$39,182	$333,900	$423,860
Interest, net	8,807	8,280	8,861	27,400	29,275
Income taxes	(4,723)	9,801	(754)	65,412	85,156
Depreciation, depletion and amortization	29,862	27,329	19,477	96,700	75,633
Basis of real estate sold	4,897	6,845	4,627	29,921	27,360
CatchMark merger-related expenses	1,318	26,007	—	27,325	—
(Gain) loss on fire damage	—	(24,913)	1,033	(34,505)	(3,361)
Environmental charge	5,550	—	—	5,550	—
Pension settlement charge	—	—	—	14,165	—
Non-operating pension and other postretirement benefit costs	2,592	1,808	3,271	8,138	13,227
Loss (gain) on fixed assets	121	(23)	21	82	1,721
Other	66	1	—	67	—
Total Adjusted EBITDDA	$52,333	$101,090	$75,718	$574,155	$652,871

Adjusted Net Income
Net income (GAAP)	$3,843	$45,955	$39,182	$333,900	$423,860
Special items after tax:
CatchMark merger-related expenses	1,318	25,823	—	27,140	—
(Gain) loss on fire damage	—	(18,559)	748	(25,706)	(2,504)
Pension settlement charge	—	—	—	10,553	—
Environmental charge	4,135	—	—	4,135	—
Adjusted Net Income	$9,296	$53,219	$39,930	$350,022	$421,356

Adjusted Net Income Per Diluted Share
Net income per diluted share (GAAP)	$0.05	$0.64	$0.58	$4.58	$6.26
Special items after tax:
CatchMark merger-related expenses	0.02	0.36	—	0.37	—
(Gain) loss on fire damage	—	(0.26)	0.01	(0.35)	(0.04)
Pension settlement charge	—	—	—	0.14	—
Environmental charge	0.05	—	—	0.06	—
Adjusted Net Income Per Diluted Share	$0.12	$0.74	$0.59	$4.80	$6.22